EXHIBIT 10.3

Assignment and Assumption Agreement

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), effective as of March 3, 2023 (the “Effective Date”), is made by and among Chopra Global, LLC, a Delaware limited liability company (“Seller”), and The Healing Company Inc., a Nevada corporation (“HLCO”), and Chopra HLCO LLC, a Delaware limited liability company and indirect wholly owned subsidiary of HLCO (together with HLCO, the “Buyer”)

WHEREAS, Seller, Buyer and solely with respect to the indemnification provisions of Article VI, Deepak Chopra, the majority member of Seller, have entered into that certain Asset Purchase Agreement, dated of even date herewith (the “Purchase Agreement”), pursuant to which Seller has agreed to assign all of its right, title and interest in, to and under all of the Purchased Assets, free and clear of all mortgages, liens, security interests, pledges, charges or encumbrances (except those specifically set forth in the Purchase Agreement), and Buyer has agreed to assume and pay, perform and discharge the Assumed Liabilities and Assumed Contracts.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. All capitalized terms used in this Agreement, but not defined in this Agreement, shall have the meanings assigned to such terms in the Purchase Agreement.

2. Assignment and Assumption. Seller hereby sells, assigns, transfers, conveys and delivers to Buyer all of such Seller’s right, title and interest in, to and under the Purchased Assets, Assumed Liabilities, and Assumed Contracts. Buyer hereby accepts such assignment and assumes all of the Seller’s duties and obligations under the Purchased Assets, Assumed Liabilities, and Assumed Contracts and agrees to pay, perform and discharge, as and when due, all of the obligations of Seller under the Purchased Assets, Assumed Liabilities, and Assumed Contracts.

3. Terms of the Purchase Agreement. The terms of the Purchase Agreement, including, but not limited to, the representations, warranties, covenants, agreements, obligations and indemnities relating to the Purchased Assets, Assumed Liabilities, and Assumed Contracts are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements, obligations and indemnities contained in the Purchase Agreement shall not be superseded by this Agreement, but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms of this Agreement, the terms of the Purchase Agreement shall govern.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6. Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement effective as of the date first above written.

BUYER:		SELLER:

THE HEALING COMPANY INC.		CHOPRA GLOBAL, LLC

By:	/s/ Simon Belsham	By:	/s/ Mallika Chopra
Name:	Simon Belsham	Name:	Mallika Chopra
Title:	Chief Executive Officer	Title:	Chief Executive Officer

Ten Grand Street, 11th Floor Brooklyn, NY 11249 Attention: Simon Belsham Email: simon@healingcompany.com		13485 Veteran’s Way Suite 105 Orlando, FL 32827 Attention: Mallika Chopra Email: mallika@chopra.com

CHOPRA HLCO LLC

By: HLCO Borrower LLC, Sole Member
By: The Healing Company Inc., as Sole Member of HLCO Borrower LLC

By:	/s/ Simon Belsham
Name:	Simon Belsham
Title:	Chief Executive Officer

Ten Grand Street, 11th Floor Brooklyn, NY 11249 Attention: Simon Belsham Email: simon@healingcompany.com

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